Exhibit 10.30
ABM INDUSTRIES INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
2006 EQUITY INCENTIVE PLAN
The Compensation Committee of the Board of Directors of ABM Industries Incorporated (the “Company”) is pleased to grant you (the “Grantee”) a nonqualified stock option under the Company’s 2006 Equity Incentive Plan (the “Plan”) to purchase shares of common stock of the Company as described below:

Grantee Name:

Number of Shares
Subject to Option:

Price Per Share:

Grant Date:

Vesting Schedule:	25% on each of the first four anniversary dates of the Grant Date

Expiration Date:	7 years from Grant Date (or earlier if employment terminates)
Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable vesting date, the Option will vest as provided above. The unvested portion of the Option may be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan and the Statement of Terms and Conditions attached hereto.
The Plan and the Statement of Terms and Conditions attached hereto are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.
Please sign your name in the space provided below on this Option Agreement and return an executed copy to Sandra Briggs, ABM Industries Incorporated, 160 Pacific Ave., Ste. 222, San Francisco, CA 94111.
By their signatures below, the Company and the Grantee agree that the Option is granted under and governed by this Option Agreement and by the provisions of the Plan and the Statement of Terms and Conditions.

ABM INDUSTRIES INCORPORATED		GRANTEE

By:

Henrik C. Slipsager

President & Chief Executive Officer
Date:		Date:

ATTACHMENTS:
2006 Equity Incentive Plan
Statement of Terms and Conditions
2006 Equity Incentive Plan Prospectus